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                                                                 Exhibit 2(n)(2)

                                    CONSENT

I hereby consent on behalf of Blake, Cassels & Graydon LLP to the references to our firm in the registration statement for Kiewit Investment Fund LLLP to be filed on or about May 1, 2006

BLAKE, CASSELS & GRAYDON LLP

/s/ Blake, Cassels & Graydon LLP